Exhibit 99.1

August 8, 2023: 08:30 AM Eastern Time

Air Industries Group Announces Improved Operating Results for Second Quarter Ended June 30, 2023 and Provides Comments on Business Outlook

Conference Call Scheduled for August 9, 2023

Bay Shore, N.Y.--(BUSINESS WIRE)--Air Industries Group (NYSE American: AIRI), an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense, today announced its financial results for the quarter ended June 30, 2023.

Commenting on the recent results, Lou Melluzzo, CEO of Air Industries Group, said, “I am pleased that we delivered both top-line and bottom-line improved performance during the second quarter of 2023. Our gross profit margin for Q2 has risen impressively to 16.4% of sales, an increase from the 2023 first quarter’s 15.0%. Moreover, we successfully transitioned from operating losses in the past two quarters to achieving operating income in the most recent period.”

Mr. Melluzzo also commented on the Company’s business outlook, stating, “As we look ahead, I am extremely encouraged by the positive feedback emanating from both our longstanding and new customers. The substantial investments we made over multiple years in new equipment, refined delivery processes, and elevated customer service are undeniably yielding fruitful results. I am confident that we are witnessing the commencement of a sustained period of improved order-flow trajectory, which bodes well for the future for our Company.”

Second Quarter 2023 Results

●	Consolidated net sales for the second quarter ended June 30, 2023 were $13.2 million, representing an increase of $656,000 or 5.0% from $12.5 million reported for the first quarter of 2023. Second quarter 2023 net sales were lower by $803,000 or (5.7%) compared with sales of $14.0 million reported for the second quarter of 2022.

●	Consolidated gross profit for the second quarter of 2023 was $2.2 million, an increase of $289,000 or 13.3% from $1.9 million in the 2023 first quarter. Second quarter 2023 gross profit was lower by $253,000 or (10.5%) compared with $2.4 million in the second quarter of 2022.

●	Gross profit margin was 16.4% of sales for the second quarter of 2023, 15.0% for the first quarter of 2023, and 17.3% for the second quarter of 2022.

●	Operating expenses for the second quarter of 2023 were $2.1 million, slightly higher than $2.0 million in the first quarter of 2023, and lower than $2.2 million in the 2022 second quarter.

●	The Company achieved operating income of $90,000 in the second quarter of 2023 compared with an operating loss of $158,000 in the first quarter of 2023 and operating income of $250,000 in the second quarter of 2022.

●	Interest and financing costs for the three months ended June 30, 2023 were $500,000 compared with $476,000 in the first quarter of 2023, and $289,000 for the three months ended June 30, 2022. The increases in interest expense resulted from increases in the prime rate and from higher loan balances.

●	Net loss for the second quarter of 2023 was reduced to $395,000 versus a net loss of $618,000 in the first quarter of 2023. The net loss in the second quarter of 2022 was $7,000.

Six-Month 2023 Results

●	Consolidated net sales for the six months ended June 30, 2023 were $25.8 million compared with $26.1 million in the same period of 2022, a slight decrease of $316,000 or (1.2.%).

●	Consolidated gross profit for the six months ended June 30, 2023 was $4.0 million versus $4.5 million in the 2022 period, a decrease of $451,000 or (10.0%). Gross profit margin was 15.7% of sales for the six months ended June 30, 2023 compared with 17.3% for the first six months of 2022.

●	Operating expenses for the six months ended June 30, 2023 were $4.1 million, increasing $53,000 from $4.0 million in the 2022 period.

●	The operating loss for the six months ended June 30, 2023 was $47,000 compared with operating income of $457,000 reported for the 2022 period.

●	Interest and financing costs for the six months ended June 30, 2023 were $996,000 compared with $612,000 in the 2022 period, an increase of $384,000 or 62.7%, mainly due to the effect of increases in the prime rate and from higher loan balances.

●	Net loss for the six months ended June 30, 2023 was $1.0 million, compared with a net loss of $35,000 in the 2022 period.

●	Adjusted EBITDA for the six months ended June 30, 2023 was $1.6 million.

Reconciliation of Net (Loss) to Adjusted EBITDA (in thousands)

For the Six Months Ended June 30, 2023

Net Loss	$(1,013)
Add - backs to EBITDA
Interest	956
Taxes	-
Depreciation & Amortization	1,273
EBITDA	1,216
Add - backs to Adjusted EBITDA
Goodwill	163
Stock Compensation	232
Adjusted EBITDA	$1,611

Additional information about the Company can be found in its filings with the SEC and by visiting the website at www.airindustriesgroup.com.

Investor Conference Call

Management will host a conference call on Wednesday, August 9, 2023 at 4:15 PM Eastern Time

Conference Toll-Free Number 877-524-8416

AIR INDUSTRIES GROUP is an integrated Tier 1 manufacturer of precision assemblies and components for mission-critical aerospace and defense applications, and a prime contractor to the U.S. Department of Defense.

Forward Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com

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